UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
February 3, 2014
(Date of earliest event reported)
Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[✓] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition

The following information, including the press releases attached as Exhibits 99.1, is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition,” and is not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On February 3, 2014, Callon Petroleum Company (the “Company”) issued the press release, attached as Exhibit 99.1, announcing its total proved reserves as of December 31, 2013, its capital budget for 2014, production guidance for the first quarter and full year 2014, and information regarding current operations.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

The information presented under Item 2.02 above, and the information incorporated by reference therein, is incorporated herein by reference.

The following information, including the press release attached as Exhibit 99.1, is being furnished pursuant to Item 7.01 “Regulation FD Disclosure,” and is not filed for purposes of Section 18 of the Exchange Act. This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 8 - Other Events

Item 8.01. Other Events

The information included below includes certain excerpts from the news release regarding the Company’s total proved reserves as of December 31, 2013 and its capital budget for 2014.

Proved Reserves

The Company ended 2013 with estimated net proved reserves of 14.9 million barrels of oil equivalent, representing a 58% increase over comparable Permian Basin reserves at year-end 2012, as adjusted for the divestiture of the Company’s Gulf of Mexico and Haynesville positions.

Of the total 2013 year-end proved reserves, 80% were oil and 50% were proved developed. The present value of pre-tax future net cash flows discounted at 10% (PV-10 Value), was $301 million for the Company’s proved reserves, compared to $250 million at year-end 2012. PV-10 Value is a non-GAAP measure.

The benchmark prices for 2013, using SEC guidelines, were $96.78 per barrel of oil and $3.67 per million Btu (“MMBtu”) of natural gas. After adjusting for basis differentials and natural gas Btu content, the Company’s average realized prices over the remaining life of the proved reserves were $92.16 per barrel of oil and $5.45 per thousand cubic feet (“Mcf”) of natural gas for year-end 2013, as compared to $94.68 per barrel of oil and $4.81 per Mcf of natural gas for year-end 2012.

2014 Capital Budget

The Company’s Board of Directors has approved a 2014 capital budget of approximately $210 million, comprised of $185 million of operational capital expenditures and $25 million of capitalized expenses and certain retained plugging and abandonment expenses related to its divested Gulf of Mexico shelf assets.

The Company’s 2014 capital program is 100% operated and, as a result, the amount and timing of these capital expenditures are largely discretionary depending on commodity prices and other factors. Callon expects to fund its 2014 capital program through a combination of cash flow from operations, bank borrowings and term debt issuance.

Other Information

Callon, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Callon stockholders in connection with the matters to be considered at Callon’s 2014 Annual Meeting. Callon intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Callon stockholders. CALLON STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Callon’s directors and executive officers in Callon stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (ww.callon.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Callon’s 2014 Annual Meeting. Information can also be found in Callon’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 14, 2013. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Callon with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Callon’s website at www.callon.com or by writing to Callon at 200 North Canal Street, Natchez, Mississippi 39120.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document

99.1	News release dated February 3, 2014 announcing an increase in annual Permian production, year-end reserves, operational update and 2014 outlook

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

February 3, 2014	By: /s/ B. F. Weatherly
B.F. Weatherly
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	News release dated February 3, 2014 announcing an increase in annual Permian production, year-end reserves, operational update and 2014 outlook